SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.        )

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     COMMISSION ONLY (AS PERMITTED BY
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[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to S 240.14a-11(c) or S 240.14a-12

The Manitowoc Company, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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THE MANITOWOC COMPANY, INC.
500 South 16th Street
P.O. Box 66
Manitowoc, Wisconsin 54221-0066
(920) 684-4410

April 8, 2002

TERRY D. GROWCOCK
      PRESIDENT AND
CHIEF EXECUTIVE OFFICER

Dear Shareholder:

     You are cordially invited to attend the 2002 Annual Meeting of Shareholders of The Manitowoc Company, Inc. which will be held at the Holiday Inn Manitowoc located at 4601 Calumet Avenue, Manitowoc, Wisconsin, on Tuesday, May 7, 2002, at 9:00 a.m. (CDT).

     As set forth in the enclosed proxy materials, the only matter of business scheduled to be acted upon at the meeting is the election of three directors. The Board of Directors of the Company recommends a vote "FOR" election of the three directors, named in the enclosed proxy materials, to serve a term ending at our Annual Meeting of Shareholders in the year 2005.

     Whether or not you are able to attend the 2002 Annual Meeting, we welcome your questions and comments about the Company. To make the best use of time at the meeting, we would appreciate receiving your questions or comments, in writing, in advance of the meeting, so they can be answered as completely as possible at the meeting. If you wish to make a comment or ask a question in writing, we would appreciate receiving it by April 26, 2002.

     It is important that your shares be represented and voted at the meeting. Accordingly, please sign, date, and promptly mail the enclosed proxy card in the envelope provided.

     To help us plan for the meeting, please mark your proxy card telling us if you will be attending personally.

                                                          Sincerely,

                                                          /s/ Terry D. Growcock

THE MANITOWOC COMPANY, INC.
500 South 16th Street
P.O. Box 66
Manitowoc, Wisconsin 54221-0066
(920) 684-4410

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
THE MANITOWOC COMPANY, INC.

     Notice is hereby given that the Annual Meeting of Shareholders of The Manitowoc Company, Inc. (the "Company"), a Wisconsin corporation, will be held at the Holiday Inn Manitowoc located at 4601 Calumet Avenue, Manitowoc, Wisconsin, on Tuesday, May 7, 2002, at 9:00 a.m. (CDT), for the following purposes:

     1.   To elect three directors of the Company as described in the Proxy Statement; and

     2.   To transact such other business as may properly come before the Annual Meeting or any adjournment thereof;

all as set forth and described in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on February 27, 2002 as the record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting.

     Shareholders are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend the Annual Meeting in person, you are requested to complete, date, sign, and promptly return the enclosed proxy card using the enclosed self-addressed envelope which requires no postage if mailed in the United States.

                                                                                                   By Order of the Board of Directors

                                                                                                   MAURICE D. JONES
                                                                                                   General Counsel and Secretary

Manitowoc, Wisconsin
April 8, 2002

PROXY STATEMENT

THE MANITOWOC COMPANY, INC.
500 South 16th Street
P.O. Box 66
Manitowoc, Wisconsin 54221-0066
(920) 684-4410

Solicitation And Voting

     This Proxy Statement is furnished by the Board of Directors (the "Board of Directors") of The Manitowoc Company, Inc., a Wisconsin corporation (the "Company"), to the shareholders of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 9:00 a.m., Central Daylight Time, on Tuesday, May 7, 2002, at the Holiday Inn located at 4601 Calumet Avenue, Manitowoc, Wisconsin, and at any and all adjournments thereof. This Proxy Statement and the accompanying materials are being mailed to shareholders on or about April 8, 2002.

     On February 27, 2002, the record date for determining shareholders entitled to vote at the Annual Meeting, there were outstanding 24,284,126 shares of Company Common Stock, $0.0l par value per share (the "Common Stock"). Each share outstanding on the record date is entitled to one vote on all matters presented at the meeting.

     Any shareholder entitled to vote may vote in person or by duly executed proxy. A proxy may be revoked at any time before it is exercised by filing a written notice of revocation with the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. The shares represented by all properly executed unrevoked proxies received in time for the Annual Meeting will be voted as specified on the proxies. Shares held for the accounts of participants in the Company's Dividend Reinvestment Plan and RSVP Profit Sharing Plan (for which the proxies will serve as voting instructions for the shares) will be voted in accordance with the instructions of participants or otherwise in accordance with the terms of those Plans. If no direction is given on a properly executed unrevoked proxy, it will be voted FOR each of the two director nominees.

     The cost of soliciting proxies will be borne by the Company. Solicitation will be made principally by mail, but also may be made by telephone, facsimile or other means of communication by certain directors, officers, employees, and agents of the Company. Such directors, officers, and employees will receive no compensation for these efforts in addition to their regular compensation, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained the services of Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for an anticipated cost to the Company of $7,500, plus reasonable out-of-pocket expenses. The Company will request persons holding shares in their names for the benefit of others, or in the names of their nominees, to send proxy material to and obtain proxies from their principals and will reimburse such persons for their expenses in so doing.

     To be effective, a matter presented for a vote of shareholders at the Annual Meeting must be acted upon by a quorum (i.e., a majority of the votes entitled to be cast represented at the Annual Meeting in person or by proxy). Abstentions, shares for which authority is withheld to vote for director nominees, and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum. Once a share is represented at the Annual Meeting, it is deemed present for quorum purposes throughout the meeting or any adjourned meeting, unless a new record date is or must be set for the adjourned meeting.

     Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election (two at the Annual Meeting). Votes attempted to be cast against a director nominee are not given legal effect and are not counted as votes cast in an election of directors. Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that the failure to vote for an individual results in another nominee receiving a larger number of votes.

1.     OWNERSHIP OF SECURITIES

Stock Ownership of Beneficial Owners of More than Five Percent

     The following table sets forth information regarding the beneficial ownership of each person or entity known by the Company to have beneficial ownership of more than 5% of the Company's outstanding Common Stock as of December 31, 2001.
NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Perkins, Wolf, McDonnell & Company (1) 310 S. Michigan Avenue, Suite 2600 Chicago, Illinois 60604	3,312,380	13.6%
J.L. Kaplan Associates, LLC 222 Berkeley Street, Suite 2010 Boston, Massachusetts 02116	1,223,110 (2)	5.0%

  This information is based on a Schedule 13G, filed by Perkins, Wolf, McDonnell & Company on February 26, 2002. In that filing, Perkins, Wolf, McDonnell & Company reports that it has sole voting and investment power with respect to 30,480 of the shares, and that it shares investment and voting power with respect to 3,281,900 of the shares. (In a related filing, Berger Small Cap Value Fund filed a Schedule 13G on February 14, 2002 reporting that it beneficially owns 2,300,000 shares of the Company's outstanding Common Stock, and also that it shares voting and investment power as to all of those shares with Perkins, Wolf, McDonnell & Company, which is identified as the investment advisor delegated with investment and voting authority.)

  This information is based on a Schedule 13G, filed by J.L. Kaplan Associates, LLC on February 8, 2002. In that filing, J.L. Kaplan reports that it has sole voting power with respect to 937,863 of the shares and shared voting power with respect to none of the shares, and sole dispositive power with respect to all of the shares.

Stock Ownership of Directors and Management

     The following table sets forth information regarding the beneficial ownership of Common Stock by each director and director nominee of the Company, by each executive officer of the Company named in the Summary Compensation Table below, and by the directors and executive officers of the Company as a group. Unless otherwise indicated, the information is provided as of February 27, 2002. Each of the persons listed below is the beneficial owner of less than 1% of the outstanding shares of Common Stock, except that the executive officers and directors as a group own 6.0% of the outstanding shares of Common Stock. The table also reflects for each person the number of Common Stock units associated with compensation deferred under the Company's Deferred Compensation Plan.

  Unless otherwise noted, the specified persons have sole voting power and sole dispositive power as to the indicated shares.

  The Company has the sole right to vote all shares of Common Stock underlying the Common Stock units held in the Deferred Compensation Plan Trust. The independent trustee of the Trust has dispositive power as to such shares.

  For the following current executive officers, includes the indicated number of shares which were held in their respective RSVP Profit Sharing Plan accounts as of December 31, 2001, as to which they have sole voting power and shared investment power: Thomas J. Byrne - 431, Robert A. Giebel, Jr. - 159, Terry D. Growcock - 1,996, Timothy J. Kraus - 8,577, and Glen E. Tellock - 4,155.

  Reflects shares beneficially owned under the RSVP Profit Sharing Plan, as amended effective April 1, 1999 to provide that, after July 1, 1999, Plan accounts are valued on a daily basis.

  Includes 3,375 shares which the director as the right to acquire pursuant to the 1999 Non-Employee Director Stock Option Plan within sixty days following the record date for the Annual Meeting.

  Includes 1,125 shares which the director as the right to acquire pursuant to the 1999 Non-Employee Director Stock Option Plan within sixty days following the record date for the Annual Meeting.

  Includes 2,625 shares which Mr. Byrne has the right to acquire pursuant to the 1995 Stock Plan within sixty days following the record date for the Annual Meeting.

  Includes 750 shares which the director as the right to acquire pursuant to the 1999 Non-Employee Director Stock Option Plan within sixty days following the record date for the Annual Meeting.

  Includes 3,000 shares as to which voting and investment power is shared with spouse.

  Includes 27,550 shares as to which voting and investment power is shared with spouse. Also includes 56,219 shares that Mr. Growcock has the right to acquire pursuant to the 1995 Stock Plan within sixty days following the record date for the Annual Meeting

  Includes 15,452 shares which Mr. Kraus has the right to acquire pursuant to the 1995 Stock Plan within sixty days following the record date for the Annual Meeting.

  Includes 1,112 shares as to which voting and investment power is shared with spouse.

  Includes 15,895 shares held in trust for the benefit of Mr. Rankin's spouse and as to which Mr. Rankin is a co-trustee. Mr. Rankin disclaims beneficial ownership of these shares.

  Includes 1,000 shares as to which voting and investment power is shared with spouse. Excludes 1,500 shares held by Mr. Stift's spouse directly, as to which he disclaims beneficial ownership.

  Includes 1,405 shares as to which voting and investment power is shared with spouse. Also includes 9,650 shares which Mr. Tellock has the right to acquire pursuant to the 1995 Stock Plan within sixty days following the record date for the Annual Meeting. Excludes 150 shares held by Mr. Tellock's spouse as custodian for their daughter.

  Includes 49,961 shares as to which voting and investment power are shared and 1,185,096 shares, as of December 31, 2001, held by the RSVP Profit Sharing Plan Trust (persons within the group hold sole voting power with respect to 22,781 of these shares, and share investment power with respect to all of these shares (by virtue of the Plan's administration by an investment committee of executive officers).

  Also includes 213,432 shares, as of February 27, 2002, as to which the Company, through certain officers, have sole voting power under the Deferred Compensation Plan Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors, its executive officers, and any persons who beneficially own more than 10% of the Company's Common Stock are required to report their initial ownership of Common Stock and subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for those reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by those due dates during fiscal year 2001. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required, the Company believes that during fiscal year 2001 its executive officers and directors complied with all such applicable filing requirements.

2.     ELECTION OF DIRECTORS

     Two directors are to be elected at the Annual Meeting. These directors will hold office for a three year term expiring in the year 2005, or until their respective successors are duly elected and qualified. The names of the nominees to the Board are set forth below, along with additional information regarding such persons. All nominees are presently serving as directors of the Company.

     The election shall be determined by a plurality of the votes duly cast. It is intended that the shares represented by proxies in the accompanying form will be voted for the election of the nominees listed below, unless a contrary direction is indicated. The two nominees have indicated that they are able and willing to serve as directors. However, if any of the nominees should be unable to serve, an eventuality which management does not contemplate, it is intended that the proxies will vote for the election of such other person or persons as management may recommend.

The Board of Directors recommends election of the nominees whose names follow

Nominees for Three Year Terms Expiring At The Annual Meeting To Be Held
In The Year 2005

     Dean H. Anderson, 61, President and owner of Dynamic Specialties, Inc. (privately held) specializing in the sale of equipment and systems to the factory and process automation markets. Former Senior Vice President Strategic Development (7/97- 3/01) and Vice President - Strategic Development (2/95-7/97) of ABB Vetco Gray Inc., an oilfield equipment manufacturer headquartered in Houston, TX; former President (1/90-1/95) of Foster Valve Corporation; former President and Chief Executive Officer (1988-1999) of Steego Corporation. Elected to Manitowoc's board in 1992. (1), (2)

     Robert S. Throop, 64, former Chairman and Chief Executive Officer (12/84-12/96) of Anthem Electronics, Inc., a distributor of electronic products headquartered in San Jose, CA. Also a director of The Coast Distribution System, Inc., Morgan Hill, CA, and Azerity (formerly Intelic Software Solutions, Inc.) (privately held), San Jose, CA. Elected to Manitowoc's board in 1992. (2), (3)

Members Of Board Of Directors Continuing In Office

Terms Expiring At The Annual Meeting To Be Held In The Year 2003

     Daniel W. Duval, 65, former Vice Chairman and director (until 12/99), President, and Chief Executive Officer (1986-1998) of Robbins & Myers, Inc., a global manufacturer of specialized fluid management products and systems headquartered in Dayton, OH. Previously, President and Chief Operating Officer and director of Midland-Ross, Corp. Also a director of Arrow Electronics, Inc., Melville, NY; ABC-NACO, Inc., Downers Grove, IL; National City Bank, the Ohio Chartered Bank of National City Corporation, Cleveland, OH and Gosiger, Inc., Dayton, OH (privately held) and Miller-Valentine Group, Dayton, OH (privately held). Appointed to Manitowoc's board in 2000. (1), (3)

     James L. Packard, 59, Chairman of the Board (since 1986), Chief Executive Officer (since 1984) and President (since 1980) of Regal-Beloit Corporation, a worldwide manufacturer of mechanical power transmission equipment, electric motors and controls, and electric power generators headquartered in Beloit, WI. Also a director of Clarcor, Inc., Rockford, IL and First National Bank & Trust Co. (privately held), Beloit, WI. Appointed to Manitowoc's board in 2000. (2)

     Terry D. Growcock, 56, President and Chief Executive Officer of The Manitowoc Company, Inc. (since 1998). Previously, President and General Manager of Manitowoc Ice, Inc. (1996-1998); former Executive Vice President of Manitowoc Equipment Works (1994-1996). Prior to joining Manitowoc, Mr. Growcock served in numerous management and executive positions with Siebe plc. and United Technologies. Elected to Manitowoc's board in 1998.

Terms Expiring At The Annual Meeting To Be Held In The Year 2004

     Gilbert F. Rankin, Jr., 69, former Director of Administration, Operations, and Facilities, College of Engineering, Cornell University, Ithaca, NY. Elected to Manitowoc's board in 1974. (1), (3)

     Robert C. Stift, 60, former President and Chief Executive Officer (3/00- 12/01) of Strategic Industries, LLC, Hagerstown, MD, a manufacturer of industrial and consumer products. Previously, Chairman and Chief Executive Officer (8/99-1/00) of Lighting Corporation of America, Hagerstown, MD, (a wholly owned subsidiary of U.S. Industries, Inc.); former Chairman and Chief Executive Officer (6/98-8/99) of USI Diversified Products Company, Hagerstown, MD, (a wholly owned subsidiary of U.S. Industries, Inc.); and Chairman and Chief Executive Officer (5/92-4/98) of Grove Worldwide (a division of Hanson PLC), Shady Grove, PA. Also Director of Strategic Industries, LLC (privately held) and the following affiliates: Jade Technologies Singapore Pte. Ltd., Singapore and United Pacific Industries, Ltd., Hong Kong. Elected to Manitowoc's board in 1998. (1), (2)

     Virgis W. Colbert, 62, Executive Vice President (since 1997) of Miller Brewing Company, a leading beer brewer and producer headquartered in Milwaukee, WI. Since 1979, Mr. Colbert has held several operational and management positions with Miller Brewing, including Senior Vice President of worldwide operations (1995), Senior Vice President of Operations (1993), and Vice President of Plant Operations (1990). Also a Director of Delphi Automotive Systems Corporation, Troy, MI, and Weyco Group, Inc., Milwaukee, WI. Appointed to Manitowoc's board in 2001. (1)

Retirement

Term Expires May 1, 2002

     James P. McCann, 72, former Vice Chairman, President, and Chief Operating Officer (3/91-12/92) of Bridgestone/Firestone, Inc., a global tire and rubber manufacturer headquartered in Nashville, TN. Previously, Executive Vice President (1989) of North American Tire for Bridgestone/Firestone, Inc.; former President and Chief Executive Officer (1988) of Bridgestone U.S.A., Inc. Elected to Manitowoc's board in 1990. (3)

     Mr. McCann has decided to retire from service as a member of the Board of Directors when his term expires in May of 2002. The company wishes to publicly express to Mr. McCann appreciation for the more than 12 years of dedicated service he has provided as a member of the Board of Directors.

(1) Audit Committee
(2) Compensation & Benefit Committee
(3) Nominating Committee and Corporate Governance Subcommittee

3.     COMPENSATION OF DIRECTORS

     Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors and committees of the Board. In addition, each non-employee director is paid an annual retainer of $25,000, each non-employee director serving as a committee chairman is paid an additional $5,000 annual retainer, and each non-employee director is paid an additional fee of $1,000 for each meeting of the Board of Directors and each committee meeting attended. Directors who are employees of the Company do not receive separate remuneration in connection with their service on the Board or Board committees.

     Under the Company's Deferred Compensation Plan, each non-employee director may elect to defer all or any part of his/her annual retainer and meeting fees for future payment upon death, disability, termination of service as a director a date specified by the participant, or the earlier of any such date to occur. By resolution of the Board of Directors in October 2000, effective January 1, 2001, and thereafter, one-half of the compensation payable to each director for his/her service as a director of the Company will be held by each director in Company Stock by means of each such director electing to defer a portion of his/her compensation under the Company's Deferred Compensation Plan, and by each director making an appropriate election under the Deferred Compensation Plan so that one-half of the director's total compensation (payable after January 1, 2001) from the Company for service as a director, will be held in Company Stock.

     Deferred amounts of participating non-employee directors are accounted for in one or more bookkeeping accounts maintained pursuant to the Deferred Compensation Plan. The value of each such account is based on the performance of a specific investment. The investment associated with bookkeeping accounts under the Deferred Compensation Plan are shares of the common stock of the Company for the Company Stock Fund and selected mutual funds for the Money Market Fund, Bond Fund, Balanced Fund, S & P 500 Index Fund, Equity Fund, Small Cap Fund, Mid Cap Growth Stock Fund, and International Stock Fund. Participants have no rights as shareholders pertaining to Company Stock units credited to their accounts under the Company Stock Fund. Effective March 31, 2002, transfers between the Company Stock Fund and any other Fund are not permitted. Transfers between the other Funds may be made in accordance with plan rules. Distributions from the Company Stock Fund are required to be made in Company Stock, except fractional shares may be paid in cash. Upon a change in control (as defined in the Deferred Compensation Plan), all restrictions on the distribution of deferred compensation will be automatically terminated and the participant would promptly receive the full balance of his/her account.

     At the Annual Meeting in 1999, the shareholders approved The Manitowoc Company, Inc. 1999 Non-Employee Director Stock Option Plan. Pursuant to the terms of that Plan (as amended by the Board of Directors in 1999 and 2001), each non-employee director is automatically granted an option to purchase 3,000 shares of Common Stock on the date he/she becomes a director of the Company, and each continuing non-employee director is thereafter automatically granted an option to purchase 3,000 shares of Common Stock annually on the date of the first meeting of the Board of Directors occurring each calendar year.

4.     EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth, for the fiscal years ended December 31, 2001, December 31, 2000, and December 31, 1999, each component of compensation paid or earned for the Chief Executive Officer, and for each of the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 2001.

  Compensation deferred at the election of an executive officer pursuant to the Company's Deferred Compensation Plan is included in the year earned. Under that Plan, an executive officer may elect to defer up to 40% of base compensation and up to 100% of any incentive compensation.

  Reflects bonus earned and accrued during the year indicated without regard to any bonus bank balance under the EVA Plan that may have existed at the beginning of that year, and paid at the beginning of the next fiscal year.

  Consists entirely of stock options under the 1995 Stock Plan.

  Reflects that portion of the bonus bank balance under the EVA Plan existing at the beginning of the year indicated, and paid at the beginning of the next fiscal year.

  The 2001 amounts include: (a) the Company's contributions to the RSVP Profit Sharing Plan as follows: Terry D. Growcock - $15,270, Glen E. Tellock - $15,600, Thomas J. Byrne - $12,679, Timothy J. Kraus - $13,500, and Robert A. Giebel, Jr. - $12,975, (b) premiums paid by the Company relating to keyman group life insurance as follows: Terry D. Growcock - $641, Timothy J. Krause - $641, and Robert A. Giebel, Jr. - $214, (c) Company contributions to the Deferred Compensation Plan as follows: Terry D. Growcock - $2,141, Glen E. Tellock - $461, and Thomas J. Byrne - $1,849, (d) tax preparation fees paid as follows: Terry D. Growcock - $7,925, Glen E. Tellock - $9,322, and Timothy J. Kraus - $8,800, and (e) Club fees paid for Tim Kraus $2,188, and (f) moving expenses paid for: Robert A. Giebel, Jr. - $70,528.

Retirement Plan

     Under Manitowoc's Supplemental Executive Retirement Plan, participants are entitled to receive retirement benefits equal to 55% of their five-year final average pay at normal retirement (age 65). The following table shows total amounts payable under the Plan, at normal retirement, at various rates of final average pay.

      Benefits under the Plan are computed by averaging the participant's final five years of base salary (including elective deferrals) and bonus awards payable for each year (bonus plus LTIP payments for the year.) Benefits are computed using a straight-life annuity and are not reduced for social security or other offsets.

     Currently, the Compensation Committee has determined that an executive will not be eligible to participate under the plan until he/she has five credited years of service with the Company and/or its subsidiaries. As of December 31, 2001, the credited years of service for each of the executives officers named in the Summary Compensation Table who participate in the plan were as follows: Terry D. Growcock - 8, Timothy J. Kraus - 13, and Glen E. Tellock - 11.

     No Stock Option grants were made to the executive officers named in the Summary Compensation Table in 2001.

     The following table sets forth the number of options and the value of such options held at the end of the last fiscal year by the executive officers named in the Summary Compensation Table.

  No SARs were outstanding at the end of fiscal 2001.

  Based upon the difference between the option exercise prices and the $31.10 closing sale price of Common Stock on the New York Stock Exchange at the end of fiscal 2001.

     As described in more detail in the "Report of the Compensation and Benefits Committee on Executive Compensation" below, the EVA Plan requires that bonuses payable to executive officers in excess of their target bonuses be banked and remain at risk. One third of a positive "bonus bank" balance is paid out at the end of each year. A negative bonus in any year is subtracted from the outstanding bonus bank balance (this occurred in 2001). The amounts of the banked contingent incentive compensation awarded for fiscal 2001 to the executive officers named in the Summary Compensation Table are as follows:

  The amount for this individual was negative and reduced the individual's bonus bank balance.

5.     MEETINGS OF THE BOARD AND ITS COMMITTEES

     During the fiscal year ended December 31, 2001, the Board of Directors met four times. All members of the Board attended at least 75 percent of the meetings held by the Board and the committees on which they served.

     The Company has standing Audit, Compensation and Benefits, and Nominating Committees of the Board of Directors, and the Nominating Committee has a Corporate Governance Subcommittee. During 2002 the Board of Directors eliminated the Executive Committee. In the fiscal year ended December 31, 2001, there were four meetings of the Audit Committee, three meetings of the Compensation and Benefits Committee, and two meetings of the Nominating Committee, including the Corporate Governance Sub-Committee.

     The Audit Committee reviews the scope and timing of the audit of the Company's financial statements by the Company's independent accountants and reviews with the independent accountants the Company's management policies and procedures with respect to internal auditing and accounting controls. The Compensation and Benefits Committee determines the compensation of the Company's executive officers, reviews management's recommendations as to the compensation of other key personnel, and administers the Company's Economic Value Added Bonus Plan (the "EVA Plan") and the 1995 Stock Plan. The Nominating Committee provides the methodology for selection of candidates, including the specifications, for the position of Chief Executive Officer of the Company and for directors to be nominated by the Board of Directors for election by the shareholders. The Nominating Committee does not have a policy to consider nominees recommended by shareholders. The Corporate Governance Subcommittee has adopted and the Board of Directors has approved a Corporate Governance Guidelines Policy.

6.     AUDIT COMMITTEE

     The Board of Directors has determined that the members of the Audit Committee are "independent," as defined in the corporate governance listing standards of the New York Stock Exchange relating to audit committees, meaning that they have no relationships to the Company that may interfere with the exercise of their independence from management and the Company.

Audit Committee Report

     The Audit Committee of the Board of Directors oversees and monitors the participation of the Company's management and independent auditors throughout the financial reporting process. In particular, the Audit Committee reviews the scope and timing of the audit of the Company's financial statements by the Company's independent accountants and reviews with the independent accountants the Company's management policies and procedures with respect to internal auditing and accounting controls.

     In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following:

i      reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with the Company's management;

i      discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU sec.380); and

i      received the written disclosure and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), considered whether the provisions of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP's independence, and discussed with PricewaterhouseCoopers LLP its independence.

     Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001.

Fees Billed to the Company by PricewaterhouseCoopers LLP during Fiscal 2001

Audit Fees:

     The aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for the professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 (the "2001 Audit"), including certain review procedures related to the Company's quarterly financial statements, were $336,500. Expenses incurred by PricewaterhouseCoopers LLP and reimbursed by the Company in connection with the 2001 audit were $77,000.

Financial Information Systems Design and Implementation Fees:

     No fees were billed by PricewaterhouseCoopers LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees:

     The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than for services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001 were $1,352,481. This amount consists of the following:
*	$31,783	Income tax compliance and consultation
*	$1,047,107	Acquisition due diligence services (a portion of these fees may be audit related)
*	$262,105	SEC filings (a portion of these fees may be audit related)
*	$11,486	Miscellaneous

                                                                                        Audit Committee

                                                                                                                      Dean H. Anderson, Chairman
                                                                                                                      Virgis W. Colbert
                                                                                                                      Daniel W. Duval
                                                                                                                      Gilbert F. Rankin, Jr.
                                                                                                                      Robert C. Stift

7.     REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

ON EXECUTIVE COMPENSATION

Overview

     The Company's Compensation and Benefits Committee (the "Committee"), which is comprised of four outside directors of the Company, is responsible for considering and approving compensation arrangements for senior management of the Company, including the Company's executive officers. In 2001, the Board of Directors adopted an approved a formal written Charter for the Compensation and Benefits Committee, a copy of which is attached to this Proxy as Appendix A. The goals of the Committee in establishing annual compensation for senior management are as follows: (i) to attract and retain key executives who will assure real growth of the Company and its operating subsidiaries and divisions; and (ii) to provide strong financial incentives, at a reasonable cost to the Company's shareholders, for senior management to enhance the long-term value of the shareholders' investment in the Company.

     Executive compensation consists of the following components:

     i Base salary compensation;

     i Short-term incentive compensation (the Economic Value Added Bonus Plan);

     i Long-term incentive compensation (the 1995 Stock Plan);

     i Deferred Compensation Plan;

     i Supplemental Executive Retirement Plan; and

     i RSVP Profit Sharing Plan

Base Salary

     Base salary compensation is set to be competitive with comparable positions at other durable goods manufacturing companies of similar size. The Committee references survey data of comparable companies obtained from a major compensation and benefits consulting firm and sets proposed base salaries at a level about equal to the midpoint of the survey data. Base salaries of individual executive officers can vary from this salary benchmark based on a subjective analysis of such factors as the scope of the executive officer's experience, current performance and future potential, along with the Company's financial performance.

The Economic Value Added Compensation Program

     The EVA Plan is an incentive compensation program, first effective during the 1994 fiscal year, which provides for annual bonuses for all executive officers of the Company along with certain other officers and key employees of the Company and its subsidiaries, if their performance adds value for the Company's shareholders. The Committee's objective under the EVA Plan is to provide an incentive share portion of compensation which will result in higher total compensation opportunities than the median total compensation of peer companies in years in which the Company performs well. Similarly, the incentive share portion of compensation payable to EVA Plan participants is expected to result in lower total compensation opportunities than the median total compensation of comparable companies in years in which the Company performs poorly.

     Bonuses payable under the program are determined based on improvements in Economic Value Added ("EVA"), which is a technique developed by Stern Stewart & Co., a financial consulting firm based in New York, that measures the economic profit generated by a business. EVA is equal to the difference between (i) net operating profit after tax, defined as operating earnings adjusted to eliminate the impact of, among other things, certain accounting charges such as amortization of good-will and bad debt reserve expenses, and (ii) a capital charge, defined as capital employed times the weighted average cost of capital.

     Participants are divided into eleven classifications which have target bonus levels ranging from 2% to 75% of base salary. It is intended that the assignment of a particular classification correspond with a position's relative effect on the Company's performance.

     Under the EVA Plan as amended by the Board of Directors in October of 2001, bonuses are awarded to each Plan participant based on the improvement in EVA for the participant's business unit. To measure the improvement (or deterioration) in EVA, an EVA target is set yearly for each business unit. The EVA Plan was amended by the Board of Directors on October 22, 2001 to change the method for determining the target EVA. The Target EVA for an upcoming year is now based on the prior fiscal year's actual EVA plus the expected improvement in EVA for the current fiscal year. If the actual EVA for a given year is in excess of the target EVA for the year, the bonus calculation will produce an amount in excess of the participant's target bonus. If the annual improvement in EVA is less than the targeted improvement, the bonus calculation will produce an amount less than the individual's target bonus. Bonuses payable under the EVA Plan are not subject to any minimum or maximum. In fiscal 2001, the performance of the Company and its business units resulted in Plan compensation ranging from a negative 268% to a positive 187% of their targets.

     In order to encourage a long-term commitment by executive officers and other key employees to the Company, the EVA Plan provides that if the bonus calculation for a given year produces an amount in excess of the participant's target bonus, the excess amount will be placed in a "bonus bank" for the participant. A bonus bank account is also considered "at risk" in the sense that if EVA performance for a given year results in a bonus calculation for a given year that is negative, the participant's bonus bank balance is reduced by the negative amount. It is possible that a participant may have a negative bank balance. A participant is not required to repay negative bonus bank balances.

     If the participant began the year with a bank balance that was zero or positive, the participant's bonus and bonus bank payable for that year would consist of the participant's bonus earned up to the target bonus, plus one third of the participant's positive bank balance (after adding to the bank balance the amount of any positive bonus earned in excess of the target bonus or subtracting from the bank balance the amount negative bonus earned for the year, as the case may be) for the year.

     If the participant began the year with a bank balance that was negative, the participant's bonus and bank balance payable for that year would consist of one half of the positive bonus earned up to the target bonus and one third of any positive bonus bank balance (after adding to the bank balance the amount of any positive bonus earned in excess of the target bonus for the year or subtracting from the bank balance the amount negative bonus earned for the year, as the case may be) for the year.

     After determining the bank balance following the end of a given year, a participant may also elect to withdraw all or a portion of his/her ending bank balance. The amount available for withdrawal is the lesser of the ending bank balance or the bank balance at the end or the third prior year. In the event that a participant voluntarily terminates employment with the Company, the bonus bank balance is subject to forfeiture.

The 1995 Stock Plan

     The Manitowoc Company, Inc. 1995 Stock Plan, provides that incentive stock options, non-qualified stock options, restricted stock, and limited stock appreciation rights may be granted to key employees of the Company. In fiscal 2001, stock options to purchase a total of 95,250 shares were granted to certain key employees selected by the Committee. The options vest in 25% increments annually beginning two years after the date of grant and are fully exercisable five years after such date. In 2001 the Stock Plan was amended by the Board of Directors to (i) clarify that options granted may be transferred by a participant during his or her lifetime, only to his or her immediate family members, trusts for the exclusive benefit of such immediate family members or partnerships in which such immediate family members are the only partners; and (ii) provide that if the employment of a participant terminates as a result of the participant's death or disability, all options held by the participant which were not vested at that time, will immediately be fully vested.

Deferred Compensation Plan

     The Deferred Compensation Plan is intended to attract and retain well-qualified persons for service as non-employee directors of the Company or as key employees and to promote identity of interest between the Company's non-employee directors and key employees and its shareholders by encouraging investment in the common stock of the Company ("Company Stock"). Eligibility is limited to non-employee directors and key employees of the Company. Compensation deferral is permitted until death, disability, termination of service as a director or employee, a date specified by the participant, or the earlier of any such date to occur.

     Deferred amounts are accounted for in one or more bookkeeping accounts maintained pursuant to the Deferred Compensation Plan. The value of each such account is based on the performance of a specific investment. The investment associated with bookkeeping accounts under the Deferred Compensation Plan are Company Stock for the Company Stock Fund and selected mutual funds, also used in the Company 401(k) Retirement Plan for the Money Market Fund, Bond Fund, Balanced Fund, S & P 500 Index Fund, Equity Fund, Small Cap Fund, Mid Cap Growth Stock Fund, and International Stock Fund. Participants have no rights as shareholders pertaining to Company Stock units credited to their accounts under the Company Stock Fund. Effective March 31, 2002, transfers between the Company Stock Fund and any other Fund are not permitted. Transfers between the other Funds may be made in accordance with plan rules. Distributions from the Company Stock Fund are required to be made in Company Stock, except fractional shares may be paid in cash.

     Although not a requirement of the Deferred Compensation Plan, by resolution of the Board of Directors in October 2000, effective January 1, 2001, and thereafter the Board of Directors has self-imposed a requirement that a minimum of 50% of a non-employee director's compensation must be deferred to the Company Stock Fund. A non-employee director may make a deferral election with respect to the remaining 50% of the director's compensation in increments of 5% and may choose the Funds applicable to those amounts. Compensation, for purposes of a non-employee director, means retainer fees paid for service as a member of the Board of Directors and for service on any Board committee, including attendance fees.

     A key employee participant may elect to defer, in whole percentages, up to 40% of regular pay and up to 100% of incentive bonuses. Credits to deferred compensation accounts for key employees (but not non-employee directors) will also include a contribution equal to the amount of deferred compensation of the key employee for the plan year (subject to a maximum of 25% of eligible compensation) multiplied by the rate of fixed and variable profit sharing contributions that the participant has received from the Company for the year under the 401(k) Retirement Plan plus one percent. Key employee participants are not required to direct any minimum amount of deferred compensation into the Company Stock Fund.

     The Board of Directors may at any time terminate or amend the Deferred Compensation Plan, except that no termination or amendment may reduce any account balance accrued on behalf of a participant based on deferrals already made or divest any participant of rights to which such person would have been entitled if the Deferred Compensation Plan had been terminated immediately prior to the effective date of such amendment. No amendment may become effective until shareholder approval is obtained if the amendment materially increases the benefits accruing to participants under the Deferred Compensation Plan, materially increases the aggregate number of shares of Common Stock that may be issued under the Deferred Compensation Plan, or materially modifies the eligibility requirements for Deferred Compensation Plan participation. There is no time limit on the duration of the Deferred Compensation Plan. Upon a change in control (as defined in the Deferred Compensation Plan), all restrictions on the distribution of deferred compensation will be automatically terminated and the participant would promptly receive the full balance of his/her account.

Supplemental Executive Retirement Plan

     In May 2000, upon recommendation of the Compensation Committee, the Board of Directors unanimously approved a Supplemental Executive Retirement Plan. Under Manitowoc's Supplemental Retirement Plan, eligible executives are entitled to receive retirement benefits equal to 55% of their five year final average pay at normal retirement (age 65). Benefits under the plan are computed by averaging a participant's final five years of base salary (including elective deferrals) and bonus awards payable for each year (bonus plus LTIP pay outs for the year). Benefits are computed using a straight-life annuity and are not reduced for social security or other offsets.

RSVP Profit Sharing Plan

     The purpose of the RSVP Profit Sharing Plan is to provide employees and the company with the opportunity to build retirement savings. The plan has three basic components:

  The 401(k) Savings Feature allows employees to set aside a portion of their eligible compensation on a pretax basis for retirement. Employee contributions are limited to the IRS maximum contribution allowed, which for 2001 was $10,500. Eligible compensation includes wages, bonus, overtime, etc. The IRS limit on eligible compensation used for plan contributions for 2001 was $170,000.

  The Company Matching Feature provides for a tiered match of up to 6% of pay. The plan matches 100% of the first 3% of pay that is contributed and then 50% on the next 3% of pay that is contributed. The new matching contribution formula qualifies the plan for safe harbor treatment. Safe harbor treatment means that the plan automatically meets regulations designed to prevent it from favoring highly compensated employees. The match is no longer restricted to the Manitowoc Company Stock Fund effective January 1, 2001.

  The Retirement Plan Feature provides an annual company contribution of at least 3% of eligible compensation, contributed as a money purchase pension account. The plan also provides a variable profit sharing contribution dependent on EVA performance as a whole company. The employee does not need to participate in the 401(k) portion of the plan to be eligible to receive a contribution under the Retirement Plan Future.

     There are nine different investment vehicles employees may choose to invest their retirement plan account. They include the Capital Preservation Fund, the Bond Fund, the Balanced Fund, the Stock Fund, the S & P Index Fund, the Small Cap Fund, Mid Cap Growth Fund, the International Fund, and The Manitowoc Company Stock Fund.

     The plan is designed for long-term retirement savings. Therefore, distribution from the plan is allowed only upon the participant's retirement, disability, death or termination of employment. At that time, the participant may take a cash distribution, roll the account to another qualified plan or an IRA, or purchase an annuity. In the case of the participant's death, payment is made to the beneficiary. The plan does have a hardship withdrawal feature and a loan feature.

Chief Executive Officer Compensation

     The factors used to determine the annual base salary and incentive compensation for Mr. Terry D. Growcock, the Company's Chief Executive Officer ("CEO"), are the same as those described above for all executive officers. Mr. Growcock's base salary during fiscal year 2001 was $538,462, which the Compensation Committee determined to be appropriate based upon the midpoint salary compensation of other CEOs of similarly sized durable goods manufacturing companies (as determined by the above-mentioned salary survey data) as well as a subjective evaluation of Mr. Growcock's individual performance and the Company's overall performance.

     Mr. Growcock's EVA target bonus level for fiscal 2001 was 75% of base salary. As a result of the Company achieving negative EVA Plan results in fiscal 2001, no incentive compensation was paid to Mr. Growcock for fiscal 2001.

     Based on a subjective consideration of the factors cited above for all grants under the 1995 Stock Plan, in fiscal 2001 Mr. Growcock was not granted any incentive stock options or any non-qualified stock options.

Tax Deductibility Of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the Company's federal income tax deduction to $1,000,000 per year for compensation to its CEO and any of its four other highest paid executive officers. Qualified performance-based compensation is not, however, subject to the deduction limit, provided certain requirements of Section 162(m) are satisfied. Certain awards under the proposed 1995 Stock Plan are intended to qualify for the performance-based compensation exception under Section 162(m). It is the Committee's intent to preserve the deductibility of executive compensation to the extent reasonably practicable and consistent with the best interests of the Company and its shareholders.

                                                                                              Compensation and Benefits Committee

                                                                                              Robert S. Throop, Chairman
                                                                                              Dean H. Anderson
                                                                                              James L. Packard
                                                                                              Robert C. Stift

8.     PERFORMANCE GRAPH

     The following graph sets forth the cumulative total shareholder return, including reinvestment of dividends on a quarterly basis, on Common Stock during the preceding five fiscal years, as compared to the cumulative total returns of the Standard and Poor's ("S&P") 500 Composite Stock Index and the S&P Diversified Machinery Stock Index. The graph assumes $100 was invested on December 31, 1995 in Common Stock, the S&P 500 Composite Stock Index and the S&P Diversified Machinery Stock Index.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
THE MANITOWOC COMPANY, INC.; S&P 500;
AND THE S&P DIVERSIFIED MACHINERY INDEX

TOTAL SHAREHOLDER RETURNS
(Dividends Reinvested)
Company/Index	Indexed Returns Years Ending
	Dec. 96	Dec. 97	Dec. 98	Dec. 99	Dec. 00	Dec. 01
The Manitowoc Company, Inc	$100.00	$122.21	$168.99	$196.12	$169.18	$183.36
S&P 500 Index	$100.00	$133.35	$171.45	$207.52	$188.61	$166.20
S&P Diversified Machinery Index (500)	$100.00	$119.08	$138.02	$169.67	$201.98	$198.95

9.     CONTINGENT EMPLOYMENT AGREEMENTS

     The Company has entered into Contingent Employment Agreements (the "Contingent Employment Agreements") with Messrs. Growcock, Tellock, Byrne, Kraus and Giebel, and certain other key executives and employees of the Company and certain subsidiaries. The Contingent Employment Agreements provide generally that in the event of a "change-in-control" of the Company, as defined therein, each executive will continue to be employed by the Company for a period of from one to three years thereafter. Under the Contingent Employment Agreements, each executive will remain employed at the same position held as of the change-in-control date, and will receive a salary at least equal to the salary in effect as of such date, plus all bonuses, incentive compensation, and other benefits extended by the Company to its executive officers and key employees. After a change-in-control, the executive's compensation would be subject to upward adjustment at least annually based upon his contributions to the Company's operating efficiency, growth, production, and profits. Each Contingent Employment Agreement terminates prior to the end of the applicable employment period, if the executive first attains the age of 65, voluntarily retires from the Company, or is terminated by the Company "for cause," as defined in the Contingent Employment Agreement. In the event the executive is terminated by the Company without cause, the executive would be entitled to receive a monthly amount equal to the base salary and benefits the executive would have otherwise been paid but for the termination, and the annual incentive compensation the executive would have otherwise been paid but for the termination, through the end of the applicable employment period. In the event the executive is terminated by the Company for cause, the executive is only entitled to the salary and benefits accrued and vested as of the effective date of the termination. A Contingent Employment Agreement is terminable by either party at any time prior to a change-in-control. There are two categories of Contingent Employment Agreements. These categories are:

     Level A. This category provides, in addition to the other general rights that are common among all the Contingent Employment Agreements, (i) the executive has the right to terminate his or her employment at any time within ninety days following a change-in-control and receive an immediate payout essentially equal to three times the executive's base salary and three times the executive's average incentive compensation over the previous three years, (ii) if any of the payments to the executive constitute an "excess parachute payment" under Section 4999 of the Internal Revenue Code, the Company will pay the executive an amount necessary to offset any excise tax or additional taxes resulting from the payment of any excess parachute payment, and (iii) if the executive exercises his/her rights outlined in clause (i) above, the executive will be prohibited from competing with the Company for the balance of the three year period.

     Level B. The Level B form is the basic Contingent Employment Agreement without the special rights and non-competition obligations described above for the Level A form. The employment period for executives under the Level B form may be for any agreed upon period up to three years.

     Mr. Growcock and Mr. Tellock have Contingent Employment Agreements with the rights described in Level A. Mr. Byrne, Mr. Kraus and Mr. Giebel have Contingent Employment Agreements with the rights described in Level B, with a 3-year employment period.

10.     MISCELLANEOUS

Other Matters

     Management knows of no business which will be presented for action at the Annual Meeting other than as set forth in the Notice of Annual Meeting accompanying this Proxy Statement. If other matters do properly come before the Annual Meeting, proxies will be voted in accordance with the best judgment of the person or persons exercising authority conferred by such proxies.

Independent Public Accountants

     In accordance with the recommendation of the Audit Committee, and at the direction of the Board of Directors, the Company has retained PricewaterhouseCoopers LLP as its independent public accountants for the fiscal year ending December 31, 2002. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

Shareholder Proposals

     Shareholder proposals for the Annual Meeting of Shareholders in 2003 must be received no later than October 30, 2002 at the Company's principal executive offices, P.O. Box 66, Manitowoc, Wisconsin 54221-0066, directed to the attention of the Secretary, in order to be considered for inclusion in next year's Annual Meeting proxy material under the Securities and Exchange Commission's proxy rules.

     Under the Company's Bylaws, written notice of shareholder proposals for the 2002 Annual Meeting of Shareholders of the Company which are not intended to be considered for inclusion in next year's Annual Meeting proxy material (shareholder proposals submitted outside the processes of Rule 14a-8) must be received not less than 50 nor more than 75 days prior to such Annual Meeting, directed to the attention of the Secretary, and such notice must contain the information specified in the Company's Bylaws.

     A copy (without exhibits) of the Company's Annual Report to the Securities and Exchange Commission on Form 10K for the fiscal year ended December 31, 2001 has been provided with this Proxy Statement. It is also available through Manitowoc's website (www.manitowoc.com). In addition, the Company will provide to any shareholder, without charge, upon written request of such shareholder, an additional copy of such Annual Report. Such requests should be addressed to Maurice D. Jones, General Counsel and Secretary, The Manitowoc Company, Inc., P.O. Box 66, Manitowoc, Wisconsin 54221-0066.

     It is important that proxies be returned promptly. Whether or not you expect to attend the Annual Meeting in person, you are requested to complete, date, sign, and return the proxy card as soon as possible.

                                                                                                                    By Order of the Board of Directors

                                                                                                                    /s/ Maurice D. Jones

Manitowoc, Wisconsin                                                                                 MAURICE D. JONES
April 8, 2002                                                                                                General Counsel and Secretary

Appendix A

Compensation and Benefits Committee Charter

Adopted by The Manitowoc Company, Inc.
Board of Directors Compensation Committee on October 22, 2001

Organization

The Board of Directors shall have a Compensation and Benefits committee ("Compensation Committee") composed of no less than three and no more than five Board members who are independent of the management of the organization, and are free of any relationship that would interfere with his or her exercise of independent judgement as a Committee member. Term of committee member ship shall be defined by the Board.

Mission and Purpose

The compensation Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to achieve the corporation's purpose of maximizing the long-term total return to shareholders by ensuring that officers, directors and employees are compensated in accordance with the corporation's philosophy, objectives, and policies. The committee shall review and approve compensation and benefits policies, strategies, and pay levels necessary to support corporate objectives.

The Compensation Committee may be assisted on projects from time to time by various members of the corporation's staff and shall consult with the CEO and other members of senior management as necessary.

The Compensation Committee may retain and have direct access to outside consultants to assist in determining and establishing such policies and may authorize independent studies of corporate compensation and benefits of comparable companies.

Responsibilities

The Compensation Committee shall:

  Provide leadership to define executive total compensation policy that (1) supports the corporation's overall strategy and objectives; (2) attracts and retains key executives; (3) links total compensation to financial performance and the attainment of strategic objectives; and (4) provides competitive total compensation opportunities at a reasonable cost while enhancing the ability to fulfill the corporation's objectives.
  Act on behalf of the Board of Directors in setting compensation policy, administering compensation plans and making decisions with respect to the compensation of key company executives, including the review and approval of merit/other compensation budgets and payouts under incentive plans.
  Review and approve the annual base salary levels, annual incentive opportunity levels, executive perquisites, employment agreements (if and when appropriate), benefits and supplemental benefits of the chief executive officer and other key executives of the corporation.
  Annually appraise the performance of the chief executive office and provide developmental feedback to the chief executive officer and, when appropriate, to other key executives of the organization.
  Annually evaluate chief executive officer and other key executives' compensation levels and payouts against (1) pre-established, measurable performance goals and objectives; and (2) an appropriate comparator group.

The Compensation Committee shall:

  Review and comment on the corporation's strategic and financial plans to determine their relationship to the compensation program.
  Review and approve new compensation plans that are consistent with compensation policy, and monitor the appropriateness and effectiveness of such plans.
  Draw clear lines of authority, responsibility and coordination between the Compensation Committee and other Board committees, as appropriate and necessary.
  Review the management succession program. If succession responsibility is delegated to another committee, the Compensation Committee should coordinate closely with that committee.
  Recommend pay levels for Board members including retainers, fees, benefits and perquisites for vote by the full board. Given the inherent conflict of directors setting their own pay levels, these recommendations will be reviewed by third parties such as the corporate secretary, human resources or outside consultants.
  In coordination with the Audit Committee (or other appropriate committee(s)), review and approve in advance the contents of SEC and other regulatory filings relating to compensation matters. This includes preparation of the proxy statement and the corresponding Compensation Committee Report and footnote disclosure of compensation elements in the annual report.

The Compensation Committee shall:

  Ensure the total compensation program and practices of the corporation are designed with full consideration of all tax, accounting, legal and regulatory requirements (including 162(m)).
  Keep abreast of current developments in executive compensation and employee compensation practices outside the corporation.
  Meet at least two times per fiscal year to accomplish the Compensation Committee's responsibilities.

	Please mark your			7831
[ X ]	vote as in this
example.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" Proposal 1.

The Board of Directors recommends a vote FOR Proposal 1.

		FOR	WITHHELD	PLEASE MARK BOXES IF APPLICABLE.
1	Election of Directors.	[ ]	[ ]
	(see reverse)			Yes, I will attend the Annual Meeting of	[ ]
Shareholders on Tuesday, May 7, 2002
For, except vote withheld as to the following nominee(s):

				Comments (please see reverse side)	[ ]

Please sign exactly as name appears hereon. Joint owners
should sign individually. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.
If a corporation, please sign full corporate name by President or other authorized officer.

__________________________________________
			Signature	Date

______________________________________
Signature (if held jointly) Date

* FOLD AND DETACH HERE *

THIS IS YOUR PROXY,
YOUR VOTE IS IMPORTANT.

FOR PERSONAL ASSISTANCE IN ANY OF THE FOLLOWING AREAS:

*LOST DIVIDEND CHECKS - ADDRESS CHANGES - LOST OR STOLEN STOCK CERTIFICATES.

*DIVIDEND REINVESTMENT PLAN - Dividends automatically reinvested in your account to purchase additional shares of
Manitowoc Common Stock.

*DIRECT DEPOSIT - Have your Manitowoc Company, Inc. quarterly dividends electronically deposited into your checking or savings account on dividend payment date.

*VERIFICATION OF THE NUMBER OF MANITOWOC SHARES IN YOUR ACCOUNT.

*NAME CHANGES AND TRANSFER OF STOCK OWNERSHIP - In the event of marriage, death and estate transfers, gifts of stock to minors in custodial accounts, etc.

*CONSOLIDATION OF ACCOUNTS - Eliminates multiple accounts for one holder and certain duplicate shareholder mailings going to one address (dividend checks, annual reports and proxy materials would continue to be mailed to each shareholder).

EQUISERVE TRUST COMPANY, N.A.			OR WRITE TO:
SHAREHOLDER SERVICES CENTER			Equiserve Trust Company, N.A.
1-800-519-3111			P.O. Box 2500
Jersey City, NJ 07303-2500

THE MANITOWOC COMPANY, INC.
Proxy/Voting Instructions Solicited on Behalf of the Board of Directors
for Annual Meeting of Shareholders on May 7, 2002

P	The undersigned holder of Common Stock of The Manitowoc Company, Inc. hereby appoints Terry D. Growcock and Maurice
D. Jones, or either of them, with full power of substitution, to act as proxy for and to vote all of the shares of Common Stock
R	of the undersigned at the Annual Meeting of Shareholders of The Manitowoc Company, Inc. to be held at the Holiday Inn
Manitowoc located at 4601 Calumet Avenue, Manitowoc, Wisconsin, at 9:00 a.m., C.D.T., Tuesday,
May 7, 2002, or any adjournment thereof, as follows:
O
1. Election of Directors.
X	Nominees: Dean H. Anderson and Robert S. Throop, and

Y
2. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof;
all as set out in the Notice and Proxy Statement relating to the Annual Meeting, receipt of which is hereby acknowledged.

If you hold shares of Company Common Stock in the Dividend Reinvestment Plan or RSVP Profit Sharing Plan, this proxy constitutes voting instructions for any shares so held by the undersigned.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The proxies cannot vote your shares unless you sign and return this card.

Comments:		SEE REVERSE
SIDE

(If you have written in the above space, please mark the "comments" box on the reverse side of the card.)
* FOLD AND DETACH HERE *